CERTIFIED TRANSLATION

Exhibit 4.14

LIC. NELLY OLCHAUSKI TEJADA
Traductora Colegiada
Colegio de Traductores del Perú
Registro N° 37
Translator Registered with the Peruvian Translators' Association
Registration N° 37

TRA.472-2007

RENZO ALBERTI SIERRA

NOTARY OF LIMA

Av. Aramburu 928, Surquillo – Telephone: 222-2740 – Fax: 441-2554
alberti@terra.com.pe
www.notariaalberti.com

NOTARIAL CERTIFIED COPY

FILE 14100

PURCHASESALE

CRISTINA VELASCO BERRIO DE ROSAS
THE SELLER

NORSEMONT PERU S.A.C.
THE BUYER

NELLY OLCHAUSKY TEJADA
CTP N° 037

LIMA, JULY 09, 2007

RENZO ALBERTI SIERRA, NQTARY OF LIMA

NOTARIALLY RECORDED INSTRUMENT: 641
2007-2008 BIENNIAL PERIOD
FILE: 14100
PRELIMINARY INSTRUMENT: 586
RECORD: 77

PURCHASESALE

CRISTINA VELASCO BERRIO DE ROSAS
THE SELLER

NORSEMONT PERU S.A.C.
THE BUYER

INTRODUCTION: In the city of Lima, on April 11, 2007, the following persons appeared before me, Renzo Alberti Sierra, Attorney-Notary of Lima, with Notary's Office at Avenida Aramburú Nº 928, District of Surquillo, Province of Lima, Department of Lima:

MIRIAM HORTENCIA ROZAS DE ECHEGARAY, who has stated that she is a Peruvian citizen, married. a businesswoman, domiciled at Jerusalen Nº 109-A, Cercado, Arequipa, Province and Department of Lima and identified by National Identity Document Nº 29243605, and that she represents **CRISTINA VELASCO BERRIO DE ROSAS**, as per power of attorney registered in Item Nº 11014291 of the Registry of Individuals of Cusco.

ROBERT BAXTER, who has stated that he is an Australian citizen, married, an employee, domiciled at Aristides Aljovin Nº 431, District of Miraflores, Province and Department of Lima and identified by Alien Resident's Card Nº 000227261, and that he represents **NORSEMONT PERU S.A.C.**, as per power of attorney registered in Item Nº 11769292 of the Registry of Legal Entities of Lima.

The grantors are fluent in the Spanish language and bind themselves with enough capacity, freedom and knowledge according to the examination and identification made pursuant to the Notaries' Act, which I attest. Thereupon, I put a preliminary instrument signed and authorized by an attorney, which I have entered in my file and which literally reads as follows, into the form of a notarially recorded instrument:

TO THE NOTARY:

Kindly enter in your Registry of Notarially Recorded Instruments one evidencing an Agreement of Purchase-Sale of Real Property entered into by and between the following contracting parties:

- CRISTINA VELASCO BERRIO DE RQSAS, housewife, a Peruvian citizen, identified by National Identity Document Nº ,23825274, domiciled for purposes hereof at Jerusalen 109 A, Cercado, Arequipa, duly represented by Miriam Rozas de Echegaray, identified by National Identity Document Nº 29243605, as per powers of attorney recorded in Item Nº 11014291 of the National Superintendence of Public Registries of Cusco, hereinafter referred to as THE SELLER.
- NORSEMONT PERU S.A.C, with Singte Taxpayer's Registry Nº 20511165181, domiciled for purposes hereof at Aristides Aljovin 431, Miraflores, with Alien Resident's Card Nº 000227261, as per powers of attorney recorded in Entry C0001 of Electronic Item Nº 11769292 of the Registry of Legal Entities of Lima, hereinafter referred to as NORSEMONT.

This Agreement is entered into subject to ths following terms and conditions:

ONE: RECITALS

1.1 As shown by the information kept by the relevant public registry, THE SELLER is the owner of the property called "Fortunia" of 974.91 hectares (nine hundred and seventy-four, point ninety-one hectares), hereinafter THE REAL PROPERTY, located in the District of Velille, Province of Chumbivilcas, Department of Cusco, which area, borders and perimeter measures, as well as the right of fee simple ownership of THE SECLER are registered in Electronic Item Nº 02001266 of the Real Property Registry of Sicuani, together with its registration background.

1.2 NORSEMONT is a corporation that is interested in performing mining activities of ore exploration, use or beneficiation, among other purposes, in THE REAL PROPERTY. For that reason, it has had conversations with THE SELLER for the transfer of the ownership of THE REAL PROPERTY.

TWO: PURPOSE

THE SELLER hereby sells THE REAL PROPERTY to NORSEMONT, through a real sale and perpetual transfer and for fee simple absolute, and NORSEMONT buys it.

This purchase-sale comprises the transfer of ownership and possession for the price agreed under Clause Three hereof, including everything corresponding to THE REAL PROPERTY, whether inherent therein, forming part thereof or accessory thereto by fact and/or by law, as well as its uses and customs, easements, water rights, channels, sown fields, airs, entries, exits, buildings and, in general, everything corresponding thereto, at present or in the future, whether by fact or by law, with no limitation or reservation whatsoever.

THREE: PRICE

The price mutually agreed by the parties for THE REAL PROPERN is US$1'000,000.00 (one million and 00/100 US Dollars), which shall be paid as follows:

1. US$50,000.00 (fifty thousand and 001100 US Dollars), to be paid to THE SELLER upon execution hereof through Cashier's Check Nº 001477 9, issued by Banco Continental for said amount, which shall be certified by the Notary.

2. US$450,000.00 (four hundred and fifty thousand and 00/100 US Dollars), to be paid upon execution of the notarially recoded instrument resulting from this Preliminary Instrument, which shall be certified by the Notary, through the delivery of a cashier's check issued to the order of THE SELLER. Said notarially recorded instrument shal be executed no later than three (03) business days after blocking the registration item where the real property is registered.

3. The balance, that is, the sum of US$500,000.00 (five hundred thousand and 00/100 US Dollars), plus the relevant interests calculated at the annual rate equivalent to 10.00% (ten percent), shall be paid to THE SELLER on an irrevocable basis on December 27, 2007.

To secure payment of the balance mentioned in section 3) above, NORSEMONT commits itself to deliver to THE SELLER a letter of guarantee issued by Banco Continental for US$550,000.00 (five hundred and fifty thousand and 00/100 US Dollars), to expire on December 27, 2007. It shall be a joint, irrevocable, unconditional and automatically callable letter of guarantee. THE SELLER commits herself to grant the relevant notarially recorded instrument of cancellation and to return the bank letter of guarantee upon cancellation of the loan.

FOUR: EQUIVALENCE OF OBLIGATIONS

The parties agree that there is a fair and real equivalence between the agreed price and the value of THE REAL PROPERTY that is sold according to the market value and in case there is any difference between them that is not noticed now, they mutually remit it each other and reciprocally donate it to each other, waiving any action or exception aimed at affecting the validity and/or effectiveness of this Agreement due to any difference between the selling price and the real property value.

FIVE: ENCUMBRANCES

THE SELLER represents that there is no charge, lien, mortgage, lease, attachment or any other judicial or extrajudicial measure over THE REAL PROPERTY that limits or restricts its ownership or free use, and, in any case, she is obliged to the warranty of title, which shall cover all cases contemplated under articles 1485, 1491, 1495, 1524 and others of the Civil Code.

Likewise, THE SELLER expressly states that there is no possessor, tenant and/or occupant in THE REAL PROPERTY and commits herself to deliver the possession thereof in such condition.

Finally and pursuant to Article 1120 of the Civil Code, THE SELLER hereby expressly waives a legal mortgage.

SIX: DELIVERY

THE SELLER commits herself to deliver the possession of THE REAL PROPERTY to NORSEMONT upon execution of the notarially recorded instrument resulting from this Preliminary Instrument, under the conditions mentioned in the above clause and without any other formality.

However, NORSEMONT commits itself to allow THE SELLER to use THE REAL PROPERTY for free for a term of six (06) months to graze her cattle. If once said term has elapsed, the parties have not agreed on any extension thereof in writing, THE SELLER shall be obliged to vacate it without any further requirement.

SEVEN: TAXES

THE SELLER declaras that upon execution hereof, she has paid all taxes imposed upon THE REAL PROPERTY subject matter hereof.

In that regard, THE SELLER expressly places on record that the property tax and/or taxes for municipal services applicable to THE REAL PROPERTY have been paid. However, both parties jointly bind themselves before the tax authority for all taxes, taxes for municipal services or tributes in general that may affect THE REAL PROPERTY and ara pending payment, and agree that any and all taxes accrued or payable until the execution of the notarially recorded instrument resulting from this Preliminary Instrument shall be paid by **THE SELLER** and those that arise after said date shall be paid by **NORSEMONT**, except for the real property tax corresponding to year 2007, which, as set forth in Article 160 of Legislative Decree 776, shall be fully paid by **THE SELLER**.

EIGHT: EXPENSES AMD TRANSFER TAX

8.1 Any and all expenses arising from this Agreement, induding putting it into the form of a notarially recorded instrument, the notarially recorded instrument of cancellation and the registration of **THE REAL PROPERTY** with the relevant registry, shall be paid by **NORSEMONT.**

8.2 NORSEMONT shall pay the transfer fax that may be applicable pursuant to Legislative Decree Nº 776.

NINE: ADDITIONAL STIPULATIONS

9.1 As regards everything not contemplated hereunder, the provisions of the Civil Code of Peru and any other applicable provisions of the Peruvian legislation shall apply. In any case, the provisions hereof shall prevail, except for any mandatory rule.

9.2 The parties have stated that their domiciles for purposes hereof are those mentioned in the introduction above. In order to be valid, any change of address shall be previously notified to the other party through a letter recorded by notary not before ten (10) calendar days.

9.3 The parties submit themselves to the jurisdiction of the judges of the Province of Cercado de Arequipa in case of any disagreement arising from this instrument.

Mr. Notary, kindly add the other clauses required by law, make the relevant insertions and send the pertinent notices for their registration with the Real Property Registry of Sicuani. To such effect, attached hereto is the proof of payment of the transfer tax corresponding to year 2007 as well as the proof of payment of the transfer tax paid by NORSEMONT.

Lima, March 27, 2007

Two illegible signatures below.

This Preliminary Instrument has been authorized by J. Antonio Castro Roca, Attorney with Registration Nº 14567 with the Lima Bar Association.

On the back: I certify that the signatures on the back belong to Ms. Miriam Hortencia Rozas de Echegaray, identified by National Identity Document Nº 29243605, who has stated that she represents Ms. Cristina Velasco Berrio Vda. de Rosas, and Mr. Robert Baxter, identified by Alien Resident's Card Nº 000227261, who has stated that he represents NORSEMONT PERU S.A.C.

tima, March 27, 2007

A seal that says Renro Alberti Sierra, Notary of Lima. One illegible signature. Another seal that says Notaries' Association of Lima, Peru.

CONCLUSION

Article 7, Act Nº 28194 – Information about Form of Payment
Total amount of the transaction: US$1'000,000.00
Value paid through form of payment: US$50,000.00
Currency: US Dollars
Type/code: Non-negotiabie check (Code 007)
Number of document/transaction: 00001478 7
Entity issuing the document or where the transaction is made: Banco Continental
Date of issue of the document/date of the transaction: March 27, 2007

Article 7, Act Nº 28194 – Information about Form of Payment
Total amount of the transaction: US$1'000,000.00
Value paid through form of payment: US$450,000.00
Currency: US Dollars
Type/code: Non-negotiable check (Code 007)
Number of document/transaction: 00001479 5
Entity issuing the document or where the transaction is made: Banco Continental
Date of issue of the document/date of the transaction: March 29, 2007

Insertion: Article 53-B, Supreme Decree Nº 054-99-EF – Acquisition of Real Property (pertinent portion)
Item Nº 02001266 of the Real Property Registry of Sicuani
Location of real property: Rural property Fortunia s/n.
Hectares: 947.91.
Rural area of Velille.

Textual Transcription of Entry C 00003: "Cristina Velasco Berrio de Rosas, a Peruvian citizen, of legal age, has become the owner of the real property described in Item 1B of Card 7194 by virtue of the title deed granted by Jorge Efrain Rozas Velasco and Ms. Jacqueline Altamirano Vera for the sum of Twenty Thousand US Dollars, paid in full, as evidenced in the notarially recorded instruments dated November 15, 2001 and December 29, 2003, both granted before Notary Orlando Pacheco Mercado in the city of Sicuani (...). Sicuani, July 19, 2004. An illegible seal. An illegible signature".

CERTIFICATION OF DELIVERY

I CERTIFY that as set forth in Clause Three hereof, the representative of THE BUYER delivers to THE SELLER non-negotiable Cashier's Check Nº 00001479 5 of Banco Continental dated March 29, 2007, for the amount of US$450,000.00 (four hundred and fifty thousand and 00/100 US Dollars), to the order of Miriam Hortencia Rozas de Echegaray, who has stated that this payment has cancellation effects for the same amount, I attest.

Once the instrument had been formalized, the grantors were informed of its purpose, effects and obligations by reading it, and then affirmed and ratified its contents and executed it with no amendment, I attest.

I certify that this instrument begins on notary's letterhead series B Nº 6836810, and finishes on notary's letterhead series B Nº 6836815 of my Registry of Notarially Recorded Instruments corresponding to the 2007-2008 biennial period.

Signed by Miriam Hortencia Rozas de Echegaray and Robert Baxter. Two fingerprints. The document was signed on April 13, 2007. Alfredo Paino Scarpati, Notary of Lima, in charge of the Notary's Office of Renzo Alberto Sierra, as per leave of absence granted by the Notaries' Association of Lima.

This is a copy of the notarially recorded instrument dated April 11, 2007 and kept with the records of Renzo Alberti Sierra from page 3810 to page 3816. At the request of the interested party, I issue this notarial certified copy pursuant to law, which I have flourished, sealed and signed in each page, in the city of Lima, on July 9, 2007.

(illegibly signed) Renzo Alberti Sierra, Notary of Lima

Seal of the Notaries' Association of Lima, Peru

This Y to certify that this is a true and correct translation from Spanish into English of the attached document

This translation shall not be considered as an acknowledgment of the authenticity of the said document.

In witness whereof, I hereunto set my hand in Lima this 10th day of the month of JUly 2007

Nelly Olchauski Tejada
Translator Registered with the Peruvian Translators ' Association - Nº 37

NELLY OLCHAUSKI TEJADA CTP Nº 037